UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

RECRUITER.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	90-1505893
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300, Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

CFO Transition

On May 15, 2020, the Board of Directors (the “Board”) of Recruiter.com Group, Inc. (the “Company”) appointed Ms. Judy Krandel as the Chief Financial Officer of the Company, effective immediately upon filing of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Quarterly Report”). The Company has previously filed a Current Report on Form 8-K to avail itself of a 45-day extension to file its Quarterly Report. Following the effective time of Ms. Krandel’s appointment, Mr. Robert Scherne, the current Interim Chief Financial Officer and Controller of the Company will continue to serve as the Company’s Controller.

Prior to her appointment as the Chief Financial Officer of the Company, since December 2019, Ms. Krandel, 55, provided business development and capital markets related consulting services to several smaller start-up and public companies. From May to December 2019, she served as a senior business development and investor relations consultant to Paltalk, Inc. (OTCQB:PALT) (f/k/a PeerStream, Inc.), a communications software company that powers multimedia social applications and secure business communication solutions (“Paltalk”), following serving as the Chief Financial Officer of Paltalk from November 2016 till May 2019. Prior to that, from May 2011 till November 2016, Ms. Krandel had served as a portfolio manager at the Juniper Investment Company, a small-cap hedge fund.

There was no arrangement or understanding between Ms. Krandel and any other persons pursuant to which she was selected as an officer and there are no related party transactions between the Company and Ms. Krandel reportable under Item 404(a) of Regulation S-K.

In connection with her appointment, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Ms. Krandel. The initial term of the Consulting Agreement is six months, subject to a 12-month extension in the Company’s discretion. Pursuant to the Agreement, as compensation for her services Ms. Krandel will receive a fixed fee of $5,000 per month. The Company has also agreed to issue to Ms. Krandel on the effective date of her appointment, five-year non-qualified options to purchase 26,087 shares of the Company’s common stock at an exercise price per share at least equal to the closing price of the Company’s common stock on OTCQB as of the trading day immediately preceding the effective date of her appointment (the “Initial Term Options”). The Initial Term Options will vest in six equal monthly installments on the last calendar day of each calendar month, with the first portion vesting on May 31, 2020, subject to Ms. Krandel serving as the Chief Financial Officer of the Company on each applicable vesting date. The Initial Term Options will vest in full upon the listing of the Company’s securities on NYSE American or the Nasdaq Capital Market. The Company also agreed to issue to Ms. Krandel on the effective date of her appointment five-year non-qualified options to purchase 431,251 shares of the Company’s common stock at an exercise price per share at least equal to the closing price of the Company’s common stock on OTCQB as of the trading day immediately preceding the effective date of her appointment (the “Uplist Options”). The Uplist Options will vest over a two-year period in equal quarterly installments on the last day of each calendar quarter, with the first portion vesting on the last day of the calendar quarter during which the Company’s securities begin trading on NYSE American or the Nasdaq Capital Market, subject to Ms. Krandel serving as the Chief Financial Officer of the Company on each applicable vesting date. The Initial Term Options and the Uplist Options are to be issued under the Company’s 2017 Equity Incentive Plan.

The description of Mr. Krandel’s Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

There have not been any changes in compensatory arrangements with Mr. Scherne in connection with Ms. Krandel’s appointment.

Amendment to the 2017 Equity Incentive Plan

On May 15, 2020, the Board approved, effective immediately, an increase in the number of shares of the Company’s common stock authorized for issuance under the Company’s 2017 Equity Incentive Plan from 1,098,959 to 1,714,000 shares.

Item 7.01 Regulation FD Disclosure.

The Company is making available an updated investor presentation on its website at www.recruiter.com beginning on May 20, 2020. Information on the Company’s website is not incorporated into this Current Report on Form 8-K. A copy of the presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Consulting Agreement by and between the Company and Judy Krandel, dated April 30, 2020
99.1	Recruiter.com Group, Inc. Corporate Presentation, dated May 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2020	RECRUITER.COM GROUP, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)

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